SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                      VETERINARY CENTERS OF AMERICA, INC.
            (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE
95-4097995
(State or Other Jurisdiction of            (I.R.S. Employer
Identification No.)
Incorporation or Organization)

                     3420 OCEAN PARK BOULEVARD, SUITE 1000
                        SANTA MONICA, CALIFORNIA
                                  90405
(Address of Principal Executive Offices)
  (Zip Code)

         VETERINARY CENTERS OF AMERICA, INC. 1996 STOCK INCENTIVE
PLAN
     VETERINARY CENTERS OF AMERICA, INC. 1996 EMPLOYEE STOCK
PURCHASE PLAN
                           (Full Title of The Plan)

                                 TOMAS FULLER
                       3420 OCEAN PARK BOULEVARD, SUITE 1000
                          SANTA MONICA, CALIFORNIA 90405
                      (Name and Address of Agent For Service)
                                (310) 392-9599
           (Telephone Number, Including Area Code, of Agent For
Service)

                           Copies of communications to:
                          C.N. FRANKLIN REDDICK III, ESQ.
                       TROOP MEISINGER STEUBER & PASICH, LLP
                             10940 WILSHIRE BOULEVARD
                                   EIGHTH FLOOR
                           LOS ANGELES, CALIFORNIA 90024
                                  (310) 824-7000


                        CALCULATION OF REGISTRATION FEE

                                  Proposed       Proposed
 Title Of                         Maximum        Maximum
Securities          Amount        Offering       Aggregate
Amount Of
  To Be             To Be         Price Per      Offering
Registration
Registered        Registered      Share (1)      Price (1)
  Fee

Common Stock,
$0.001 par value   1,750,000       $10.19       $17,832,500
$5,404


[FN]

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low price of the Common Stock on the Nasdaq Stock Market's National Market on December 27, 1996.

[/FN]

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
                               PART I
          INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION.*

      * Information required by Part I to be contained in the Section
         10(a) prospectus is omitted from the Registration
Statement in
         accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                               PART II
         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents are incorporated herein by reference:

   (a) Registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 1995;

   (b) Registrant's Quarterly Reports on Form 10-Q, for the quarters ended March 31, 1996, June 30, 1996 and
          September 30, 1996;

   (c) Registrant's Reports on Form 8-K, filed on February 21, 1996, March 5, 1996, March 15, 1996 (as amended on April 12, 1996 and April 18, 1996), March 25, 1996, April 4,
          1996, April 12, 1996, April 17, 1996, July 5, 1996 (as
          amended on July 17, 1996) and August 1, 1996;

   (d)    Registrant's Registration Statement on Form S-4 filed on
June 24,
          1996; and

   (e) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form S-3, filed on July 19, 1996, as amended by Pre-Effective Amendment No. 1 filed on August 29, 1996.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration
Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

   The securities to be offered are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Article Nine of the Company's Certificate of Incorporation and Article Five of its Bylaws provide for the indemnification by the Company of each director, officer and employee of the Company to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Additionally, Article Nine of the Company's Certificate of Incorporation provides that a director of the Company shall not be liable to the Company

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

or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

   Section 145 of the Delaware General Corporation Law provides that the Company may indemnify an officer or director who is made a party to a "proceeding" (including a law suit or derivative action) because of his position, if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and may advance expenses incurred in defending any proceeding in certain cases. If the director or officer is successful on the merits or otherwise, he must be indemnified against all expenses actually and reasonably incurred. If the officer or director is adjudged liable, indemnity can be made only by court order.

   The Company has also entered into an indemnity agreement (the "Indemnity Agreement") with its directors which provides for mandatory indemnity of an officer or director made party to a "proceeding" by reason of the fact that he or she is or was a director of the Company, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The Indemnity Agreement also obligates the Company to advance expenses to a director provided that he or she is not entitled to partial indemnification. Directors are also entitled to partial indemnification, and indemnification for expenses incurred as a result of acting at the request of the Company as a director, officer or agent of an employee benefit plan or other partnership, corporation, joint venture, trust or other enterprise owned or controlled by the Company.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the above statutory provisions or otherwise, the
Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.

   4.1    Registrant's 1996 Stock Incentive Plan.
          Incorporated by reference to Appendix D to Registrant's Registration Statement on Form
          S-4 filed on June 24, 1996.

   4.2    Registrant's 1996 Employee Stock Purchase Plan.
          Incorporated by reference to Appendix E to Registrant's
          Registration Statement on Form S-4 filed on
          June 24, 1996.

   5.1    Opinion of Troop Meisinger Steuber & Pasich,
          LLP regarding validity of securities.

   23.1   Consent of Arthur Andersen LLP

   23.2   Consent of Price Waterhouse LLP

   23.3   Consent of Troop Meisinger Steuber & Pasich, LLP
          (included in Exhibit 5.1)

ITEM 9.  UNDERTAKINGS.

   (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement;

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

          (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain
       unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration
Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to a court of the appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California as of December 30, 1996.

                              VETERINARY CENTERS OF AMERICA, INC.
                                   (Registrant)

                              By:  /s/ Tomas Fuller


----------------------------------
                                        Tomas Fuller
                                        Chief Financial Officer




                          POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert L. Antin and Tomas W. Fuller and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by the virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                 Title                     Date
      ----------                -----                     -----

/s/ Robert L. Antin    President, Chief Executive  December 30,
1996
---------------------  Officer and Chairman of
   Robert L. Antin     the Board (Principal
                       Executive Officer and
                       Director)


/s/ Arthur J. Antin    Senior Vice President,      December 30,
1996
---------------------  Chief Operating Officer,
   Arthur J. Antin     Secretary and Director


/s/ Neil Tauber        Senior Vice President,      December 30,
1996
---------------------  Treasurer and Director
   Neil Tauber

PAGE 5

/s/ Tomas W. Fuller    Vice President, Chief       December 30,
1996
---------------------  Financial Officer and
   Tomas W. Fuller     Assistant Secretary
                       (Principal Accounting
                         Officer)


                       Director                    December _, 1996
---------------------
   John Heil


/s/ John Chickering        Director                December 30,
1996
---------------------
   John Chickering


                           Director                December _, 1996
---------------------
   Richard Gillespie


                            EXHIBIT INDEX
                                                      Sequentially

Exhibit No.                 Description               Numbered Page
-----------                 ------------              -------------

     4.1  Registrant's 1996 Stock Incentive Plan.
          Incorporated by reference to Appendix D to Registrant's Registration Statement on Form S-4 filed on June 24, 1996.

     4.2  Registrant's 1996 Employee Stock Purchase Plan.
          Incorporated by reference to Appendix E to Registrant's Registration Statement on Form S-4 filed on June 24, 1996.

     5.1 Opinion of Troop Meisinger Steuber & Pasich, LLP regarding validity of securities.

     23.1 Consent of Arthur Andersen LLP

     23.2 Consent of Price Waterhouse LLP

     23.3 Consent of Troop Meisinger Steuber & Pasich, LLP
          (included in Exhibit 5.1)


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